                                                                      EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-58311) pertaining to the United States Lime & Minerals, Inc. 1992 Stock Option Plan, as amended, of our report dated January 28, 2000, with respect to the consolidated financial statements of United States Lime & Minerals, Inc. and subsidiaries included in this Annual Report of Form 10-K for the year ended December 31, 1999.



                                                   /s/ ERNST & YOUNG LLP


Dallas, Texas
March 1, 2000